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                               U.S. TRUST CORPORATION
                   EXHIBIT 11 - COMPUTATION OF NET INCOME (LOSS) PER SHARE
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                                                       Three-Month Periods                  Nine-Month Periods
                                                       Ended September 30,                  Ended September 30,
                                                 --------------------------------     --------------------------------
                                                      1995               1994              1995               1994
                                                 ---------------    -------------     --------------     -------------
PRIMARY NET INCOME (LOSS) PER SHARE:
Net Income (Loss)                                $  (73,662,000)    $  12,945,000     $  (59,667,000)    $  36,513,000
Plus Dividend Equivalent on Deferred
  Long-Term Performance Plan Awards
  (After-Tax)                                            -                 82,737             -                222,102
                                                 ---------------    --------------    ---------------    --------------

Adjusted Net Income (Loss)                       $  (73,662,000)    $  13,027,737     $  (59,667,000)    $  36,735,102
                                                 ===============    ==============    ===============    ==============
Weighted average number of common shares
  outstanding                                         9,689,851         9,380,437          9,603,647         9,375,036
Add average shares issuable under
  stock option variable stock award plans                -                585,407             -                589,271
                                                 ---------------    --------------    ---------------    --------------

  Total Common and Common
    Equivalent Shares                                 9,689,851         9,965,844          9,603,647         9,964,307
                                                 ===============    ==============    ===============    ==============

Primary Net Income (Loss) Per Share              $        (7.60)    $        1.31     $        (6.21)    $        3.69

FULLY DILUTED NET INCOME (LOSS) PER SHARE:**
Net Income (Loss)                                $  (73,662,000)    $  12,945,000     $  (59,667,000)    $  36,513,000
Plus Dividend Equivalent on Deferred
  Long-Term Performance Plan Awards
  (After-Tax)                                            -                 82,737             -                222,102
                                                 ---------------    --------------    ---------------    --------------

Adjusted Net Income (Loss)                       $  (73,662,000)    $  13,027,737     $  (59,667,000)    $  36,735,102
                                                 ===============    ==============    ===============    ==============
Weighted average number of common
  shares outstanding                                  9,689,851         9,380,437          9,603,647         9,375,036
Add maximum dilutive impact of average
  shares issuable under stock option
  and variable stock award plans*                        -                620,292             -                618,215
                                                 ---------------    --------------    ---------------    --------------

  Total Dilutive Shares                               9,689,851        10,000,729          9,603,647         9,993,251
                                                 ===============    ==============    ===============    ==============

Fully Diluted Net Income (Loss) Per Share        $        (7.60)    $        1.30     $        (6.21)    $        3.68
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*  Assumes issuance of the maximum number of shares calculated as follows:

  Stock option plans - computed using the higher of the average market price or period-end market price of the Corporation's common stock.

  Variable stock award plans - computed assuming the issuance of performance stock awards that have been awarded but not yet vested.

** Due to the net loss incurred for the three and nine month periods ended
   September 30, 1995, fully diluted earnings per share have been calculated using only the average amount of common shares outstanding.
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